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                                                                    EXHIBIT 99.1

                            Filed by Finisar Corporation pursuant to Rule 14a-12
                           under the Securities Exchange Act of 1934, as amended
                                                  Commission File No.: 000-27999


[FINISAR LETTERHEAD]

Contact:
Steve Workman
VP Finance, Chief Financial Officer
408-548-1000

Ed Lamb
Investor Relations
408-542-5050
investor.relations@Finisar.com


        FINISAR CORPORATION RESPONDS TO NOTICE BY INFINEON PURPORTING TO
         TERMINATE AGREEMENT TO ACQUIRE INFINEON FIBER OPTICS BUSINESS

SUNNYVALE, Calif.--(Market Wire)-January 12, 2005--Finisar Corporation (Nasdaq:
FNSR) announced that on January 11, 2005 it received a notice from Infineon Technologies AG purporting to terminate the purchase agreement dated October 11, 2004, which provides for the acquisition by Finisar of Infineon's fiber optics business unit in exchange for approximately 110 million shares of Finisar common stock.

Infineon's notice alleges, among other things, that the purported termination was based on Finisar's breach of the agreement. Finisar believes that no such breach has taken place.

Prior to receiving Infineon's notice, Finisar had advised Infineon that its Board of Directors was in the process of considering whether, in the proper exercise of its fiduciary duties, it could continue to recommend the transaction to Finisar's stockholders in light of a number of recent adverse developments in Infineon's fiber optics business. The Board engaged in this re-examination of its recommendation in compliance with the terms of the agreement.

Finisar has repeatedly assured Infineon that it is prepared to fulfill its obligations under the agreement, including bringing the transaction to a vote of the Finisar stockholders whether or not the Board's recommendation is modified or withdrawn.

Finisar intends to defend itself vigorously against any legal proceedings that may be instituted by Infineon and to assert appropriate claims for recovery of damages caused by Infineon.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks
(SANs), and metropolitan area networks (MANs) using both IP and SONET/SDH-based protocols. The Company's headquarters is in Sunnyvale, California, USA. www.Finisar.com.
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FINISAR CORPORATION RESPONDS TO NOTICE BY INFINEON PURPORTING TO
TERMINATE AGREEMENT TO ACQUIRE INFINEON FIBER OPTICS BUSINESS
PAGE 2

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1955

Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the status of the purchase agreement between Finisar and Infineon. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These uncertainties include risks associated with the outcome of any potential arbitration or litigation proceeding that may be instituted by either party. Other risks relating to Finisar's business are set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.


                                      # # #


ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release may be deemed to be solicitation material in respect of the proposed acquisition of the fiber optics business unit of Infineon Technologies AG by Finisar Corporation. In connection with the proposed transaction, Finisar has filed with the SEC a preliminary proxy statement regarding the proposed acquisition transaction on Schedule 14A. The information contained in the preliminary proxy statement is not complete and may be changed. Investors are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be sent to the stockholders of Finisar seeking their approval of the issuance of Finisar common stock to Infineon in connection with the proposed transaction. You may obtain copies of documents filed with the SEC by Finisar free of charge by requesting them in writing from Finisar Corporation, Moffett Park Drive, Sunnyvale, California 94089, Attention: Investor Relations, or by telephone at 408-542-5050 or by email at investor.relations@finisar.com. In addition, you may obtain any of the documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov.

PARTICIPANTS IN SOLICITATION

Finisar and its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Finisar in connection with the acquisition. Finisar's preliminary proxy statement filed with the SEC contains information regarding Finisar's directors, executive officers and employees and their interests in the solicitation.